SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                Securities Exchange Act of 1934 (Amendment No. 1)

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     Rule 14a-11(c) or Rule 14a-12


                       UNIVEST CORPORATION OF PENNSYLVANIA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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________________________________________________________________________________
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________________________________________________________________________________
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________________________________________________________________________________
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          Rule  0-11(a)(2)  and identify the filing for which the offsetting fee was paid  previously.  Identify  the previous  filing by  registration
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(SC14A-07/98)

                                     [LOGO]
                                    UNIVEST


                                                            14 North Main Street
                                                   Souderton, Pennsylvania 18964

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                  April 6, 1999

TO THE HOLDERS OF COMMON STOCK:

     The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 6, 1999, at 10:45 in the morning, in the Univest Building, 14 North Main Street, Souderton, Pennsylvania.

     Univest's Board of Directors recommends a vote:

     1. FOR the election of three Class III directors for a three-year term expiring in 2002.

     2. FOR the election of three alternate directors for a one-year term expiring in 2000.

     3. FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 1999.

     Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.

     The close of business on March 2, 1999, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

     The accompanying proxy statement forms a part of this notice.

     SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION'S COMMON STOCK. ALL CARDS SHOULD BE SIGNED AND RETURNED SO THAT ALL YOUR SHARES MAY BE VOTED.

     IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS RIGHT TO VOTE. Whether or not you plan to attend the meeting, we urge that you execute and return your proxy cards as soon as possible in the enclosed postage-paid envelope, in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.

                                              By Order of the Board of Directors

                                                                MERRILL S. MOYER
                                                                        Chairman

                                                                NORMAN L. KELLER
                                                                       Secretary

March 5, 1999

                                 PROXY STATEMENT

     ALL INFORMATION CONTAINED IN THIS PROXY DOES TAKE INTO CONSIDERATION ANY EFFECTS FROM THE 100% STOCK DIVIDEND IN THE FORM OF A STOCK SPLIT PAID ON MAY 1, 1998, TO SHAREHOLDERS OF RECORD ON APRIL 14, 1998.

     Univest Corporation of Pennsylvania (Univest or Corporation) is a multi-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended, and subject to supervision by the Federal Reserve System. Principal subsidiaries of the Corporation are Union National Bank and Trust Company of Souderton (Union) and Pennview Savings Bank (Pennview).

     The  accompanying  proxy is solicited by the Board of Directors  (Board) of
Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 6, 1999, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 5, 1999. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of its direct subsidiaries, including Union and Pennview and other subsidiary companies, may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation's voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.

     The persons named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board of Directors set forth in the proxy.

     Univest's Board of Directors recommends a vote:

     1. FOR the election of the three Class III directors nominated by the Board for a three-year term.

     2. FOR the election of the three alternate directors nominated by the Board for a one-year term.

     3. FOR the ratification of the selection of Ernst & Young LLP as the Corporation's independent certified public accountant for the year 1999.

     The Board of Directors has fixed the close of business on March 2, 1999, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of March 2, 1999, there were issued 7,326,694 and outstanding 6,799,067 shares of Common Stock (exclusive of 527,627 shares held as treasury stock which will not be voted).

     Holders of record of the Corporation's Common Stock will be entitled to one vote per share on all business of the meeting. The matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none are anticipated, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of 66 2/3% of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

     Union National Bank and Trust Company of Souderton holds 1,245,930 shares or 17% of the Corporation's Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation's Common Stock.

     Executive Officers and nominees for Class III Directors and Alternate Directors as a group beneficially own 338,157 shares of the Corporation's Common Stock. The group consists of 9 persons: the five (5) executive officers and the nominees for Class III Directors and Alternate Directors who are not officers of the Corporation or its subsidiaries.

     A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 1998, has been mailed to each shareholder of record on March 2, 1999. The Annual Report is not a part of the proxy soliciting material.

                              ELECTION OF DIRECTORS

     The persons named in the accompanying proxy intend to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board of Directors to fix the number of Directors to be elected from time to time. By proper motion, they have established the number at three Class III Directors to be elected for a three-year term expiring in 2002 and a pool of three Alternate Directors for a one-year term expiring in 2000.

     Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors in accordance with the Corporation's Bylaws.

Nominees: *

     The following information, as of February 12, 1999, is provided with respect to the nominees for election to the Board.

                                                                                                           Shares of
                                                                                                          Common Stock
 Name, Age & Year of                                                                                       Benefically
 Election as Director**                                 Business Experience                             Owned 2/12/99***
Class III (to be elected for a three-year term expiring 2002):

R. Lee Delp 52 (1994)                          President and CEO, Moyer Packing Company                        3,428
                                                     (Beef Packers and Renderers)
Harold M. Mininger 80 (1957)                   Retired-H. Mininger & Son, Inc.                               110,420(1)
                                                     (General Contractor)
P. Gregory Shelly 53 (1985)                    President, Shelly Enterprises, Inc.                            38,578(2)
                                                     (Building Materials)

Alternate Directors (to be elected for a one-year term expiring 2000):

William S. Aichele 48 (1990)                   President of the Corporation and                              100,153(3)
                                                     President of Union National Bank
Marvin A. Anders 59 (1996)                     Vice Chairman of the Corporation                              128,521(4)
                                                     and Vice Chairman of Union National Bank
H. Ray Mininger 58 (1995)                      President, H. Mininger & Son, Inc.                              6,010
                                                     (General Contractor)

The following directors are not subject to election now as they were elected in prior years for terms expiring in future years.

Class I (to be continuing for a term expiring 2000):

Norman L. Keller 61 (1974)                     Executive Vice President of the                                40,282(5)
                                                     Corporation and President of Pennview
                                                     Savings Bank
Thomas K. Leidy 60 (1984)                      Chairman & President, Leidy's, Inc.                           139,886(6)
                                                     (Pork Processing)
Merrill S. Moyer 65 (1984)                     Chairman of the Corporation and                               147,797(7)
                                                     Chairman of Union National Bank

Class II (continuing for a term expiring 2001):

James L. Bergey 63 (1984)                      President, Abram W. Bergey and                                 13,926(8)
                                                     Sons, Inc. (Floor Coverings)
Charles H. Hoeflich 84 (1962)                  Chairman Emeritus of the Corporation                          225,479
Clair W. Clemens 68 (1984)                     Director, Hatfield Quality Meats, Inc.                          9,270
                                                     (Pork Processing)
John U. Young 60 (1988)                        President, Alderfer Bologna Co. Inc.                           10,450(9)
                                                     (Meat Processing)


*    Clair W. Clemens and Merrill S. Moyer are cousins.  Harold M.  Mininger and
     H. Ray Mininger are father and son. There is no family relationship among any of the other nominees. All nominees now are directors or alternate directors respectively. Merrill S. Moyer, William S. Aichele, and Marvin A. Anders are officers of UNIVEST and Union National Bank and Trust Company. Norman L. Keller is an officer of UNIVEST and Pennview Savings Bank. Other directors are non-management directors.

** Dates indicate initial year as a director or alternate director of UNIVEST or the subsidiary banks.

*** The shares "Beneficially owned" may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities. Each nominee beneficially owns less than 1% of the outstanding shares of the Common Stock of UNIVEST with the exception of Harold M. Mininger (1.5%).

1. Includes 36,553 shares owned by a member of Mr. Mininger's family. He disclaims beneficial ownership of these shares.

2. Includes 14,687 shares owned by members of Mr. Shelly's family. He disclaims beneficial ownership of these shares.

3. Includes 82,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Aichele is a co-trustee, and 106 shares owned by members of Mr. Aichele's family. He disclaims beneficial ownership of these shares.

4. Includes 82,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Anders is a co-trustee and 19,390 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

5. Includes 37,508 shares owned by members of Mr. Keller's family. He disclaims beneficial ownership of these shares.

6. Includes 82,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Leidy is a co-trustee, 3,807 shares owned by a member of his family, and 18,738 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.

7. Includes 82,000 shares in the Univest Deferred Salary Savings Plan of which Mr. Moyer is a co-trustee, and 23,638 shares owned by a member of his family. He disclaims beneficial ownership of these shares.

8. Includes 698 shares owned by a member of Mr. Bergey's family. He disclaims beneficial ownership of these shares.

9. Includes 2,100 shares owned by members of Mr. Young's family. He disclaims beneficial ownership of these shares.

     Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified monthly and annual due dates, their initial ownership in any class of the Corporation's common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. The Corporation does not have knowledge of any untimely filing.

                     COMPENSATION AND ADDITIONAL INFORMATION

     The following table sets forth, for the preceding three years, the compensation which the Corporation and its subsidiaries paid to the five highest paid executive officers whose compensation exceeded $100,000 during 1998.


                           SUMMARY COMPENSATION TABLE

                                                                        Annual
                                                                     Compensation
                                                          -------------------------------------
                                                                                                    Long-Term
                                                                                                  Compensation
                                                                                                  -------------
                                                                                                   Securities    All Other
                                                                                   Other Annual    Underlying     Compen-
Name and Principal Position                     Year       Salary         Bonus    Compensation   Options/SARs    sation
---------------------------------------------------------------------------------------------------------------------------

                                                            ($)            ($)        ($)[1]           (#)        ($)[2]
---------------------------------------------------------------------------------------------------------------------------
Merrill S. Moyer                                1998      $300,000      $82,500        $3,299            --        $39,919
Chairman and CEO                                1997      $275,000      $75,625        $4,836            --        $89,869
Univest Corporation                             1996      $250,000      $71,875            [3]           --        $32,487

William S. Aichele                              1998      $190,000      $41,800        $3,500            --        $27,639
President - Univest Corporation and             1997      $175,000      $38,500        $3,219            --        $16,750
President/CEO - Union National Bank             1996      $166,500      $38,295            [3]           --        $13,936

Norman L. Keller                                1998      $140,000      $30,800        $1,764            --        $34,200
Executive Vice President/Corporate              1997      $139,000      $22,935        $2,611            --        $34,248
Secretary of Univest Corporation and            1996      $138,000      $31,740            [3]           --        $36,708
President/CEO of Pennview

Marvin A. Anders                                1998      $135,000      $29,700          $775            --        $16,800
Vice Chairman - Univest Corporation             1997      $130,000      $28,600        $1,550            --        $15,900
and Union National Bank & Trust Co.             1996      $127,000      $29,210            [3]           --        $19,170

Wallace H. Bieler                               1998      $120,000      $26,400          $775            --        $19,841
Executive Vice President/CFO -                  1997      $115,000      $18,975        $1,550            --        $16,294
Univest Corporation and                         1996      $110,000      $18,975            [3]           --        $11,908
Union National Bank & Trust Co.

[1]  Includes use of company car and personal tax preparation services.

[2] The amount and type of "All Other Compensation" accrued in 1998 for each of the executives named above is detailed in schedule (1).

[3] The values are included under "All Other Compensation" as reported in fiscal years 1996.

Schedule (1) - All Other Compensation:

                                           Named Executive                                 Contribution
                                           --------------------------------------------------------------------------------
                                                                                           Supplemental
                                                                            401(k)         Pension Plan             Total
                                                                           ------------------------------------------------
                                           Merrill S. Moyer                 $4,800            $35,119              $39,919
                                           William S. Aichele                4,800             22,839               27,639
                                           Norman L. Keller                  4,200             30,000               34,200
                                           Marvin A. Anders                  4,800             12,000               16,800
                                           Wallace H. Bieler                 3,600             16,241               19,841

            Aggregated Options/SAR Exercises in Last Fiscal Year and
                       Fiscal Year-End Option/SAR Values

                                                                                     Number of              Value of
                                                                               Securities Underlying       Unexercised
                                                                                    Unexercised           In-the-Money
                                                                                  Options/SARs at        Options/SARs at
                                                                                Fiscal Year-End (#)    Fiscal Year-End ($)
                                         Shares              Value
                                       Acquired on          Realized              Exercisable(E)         Exercisable(E)
Name                                    Exercise             ($)[1]              Unexercisable(U)       Unexercisable(U)
--------------------------------------------------------------------------------------------------------------------------
Merrill S. Moyer                          32,340             $624,388                 8,960(E)             $166,880(E)
                                                                                          0(U)                   $0(U)
William S. Aichele                           200               $3,880                15,468(E)             $309,562(E)
                                                                                      8,332(U)             $155,184(U)
Norman L. Keller                             200               $3,880                11,718(E)             $234,968(E)
                                                                                      5,832(U)             $108,621(U)
Marvin A. Anders                           2,500              $46,524                 5,168(E)             $102,505(E)
                                                                                      5,832(U)             $108,621(U)
Wallace H. Bieler                            400               $7,760                 5,432(E)             $106,742(E)
                                                                                      5,000(U)              $93,125(U)

[1] "Value Realized" is calculated by subtracting the exercise price from the Fair Market Value as of the exercise date.

Fair Market Value is calculated as the mean of the highest and lowest quoted selling prices of the Stock on the New York Stock Exchange.

                          UNIVEST CORP. OF PENNSYLVANIA
                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation for the fiscal year ending December 31, 1998.

COMMITTEE RESPONSIBILITIES

     The Committee is responsible for setting the compensation level for the Chief Executive Officer and setting and reviewing compensation levels for all other executive officers of the Corporation. The Committee consists of four members appointed by the Board: James L. Bergey, Charles H. Hoeflich, who formerly served as Chairman of Univest Corporation, Thomas K. Leidy, and Harold
M. Mininger.

     The Committee believes that it is important to reinforce its executive compensation philosophy by using both short and long-term incentive compensation awards linking payouts directly to performance. Compensation for Univest's senior executives is also designed to be competitive with other comparable regional banking institutions and to reward performance.

IRC (S) 162(M)

     The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to
Univest's executive officers for deductibility in structuring compensation arrangements for 1998. The Committee intends to make every effort to ensure that all compensation awarded to Univest's executives is fully deductible. The regulations implementing Section 162(m) have not required any changes in the Company's current executive compensation program in order to maintain the
deductibility  of  executive   compensation  where  the  Company  anticipates  a
deduction.

BASE SALARIES

     An important objective of Univest's executive compensation program is to attract and retain qualified management talent, and the level of base salaries plays a key role in reaching this objective. In setting executive salaries, the Committee uses competitive information derived from a review of the appropriate regional marketplace, including formal salary surveys and an analysis of comparator group norms. The final determination of salary adjustments balances the objective of maintaining competitive salaries with that of rewarding performance.

     For the named executive officers, excluding the CEO, base salary increases ranged up to 8.6%. The base salary increases were in keeping with the emphasis on performance driven compensation utilizing annual and long-term incentives. The Committee believes the senior executives base salary structure is well within the competitive range for the industry comparator group. Future base salary adjustments will continue to be based on industry group norms as well as on Univest performance measures.

ANNUAL INCENTIVES

     The annual incentive plan is a key tool for the Committee to manage executive compensation by recognizing performance while minimizing salary increases. Annual incentive performance measures included corporate return on asset performance as well as team, unit, and group level operating performance goals.

     With respect to performance, Return on Assets for 1998 was 1.43%, reflecting continued strong financial performance. For the senior executives, excluding the CEO, payments ranged from $ 26,400 to $41,800 and were indicative of the strong performance demonstrated by the Company and the individuals.

LONG-TERM INCENTIVES

     The Univest Long-Term Incentive Plan was implemented in 1995 in order to promote the long-term objectives of Univest, retain key executives, encourage growth in shareholder value, and encourage management investment in the Corporation. Compensation derived from long-term awards was therefore tied directly to the creation of shareholder value.

     Participation in the Long-Term Incentive Plan is determined by the Committee. The committee may grant either stock option or long-term performance share awards to executives and other employees. These will have value to the recipients only if shareholder value is created, either in the form of stock price appreciation and/or the increased ability of Univest to pay dividends on its stock. The Committee continues to believe that shareholders benefit from a greater emphasis on encouraging management to own Company stock. In order to facilitate creating this stronger mutual interest between shareholders and management the Committee has endorsed the implementation of a process which encourages senior management executives to exercise their vested stock options and retain the stock acquired. [The Committee intends to adopt a program which includes partial payment of annual incentive awards in the form of Company stock rather than cash.] No new grants were awarded to any of the Named Executive Officers in 1998.

FUTURE AWARD DETERMINATION

     The Committee will continue to reassess Univest's executive compensation program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 1999 and beyond.

CEO COMPENSATION

     The salary paid to Mr. Merrill S. Moyer in 1998 was increased to $300,000 compared with $275,000 in 1997. The 9.1% increase in base salary was provided to Mr. Moyer to better align his base salary with CEOs of a comparator group.

     Mr. Moyer's 1998 bonus award was $82,500 in cash. This award was equal to 27.5% of his 1998 base salary and was determined based on Univest's achievement of annual incentive performance measures, including return on asset performance and individual performance.

CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and growth in shareholder value. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and growth in shareholder value, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

UNIVEST CORPORATION COMPENSATION COMMITTEE

James L. Bergey
Charles H. Hoeflich
Thomas K. Leidy
Harold M. Mininger

NON-MANAGEMENT DIRECTOR COMPENSATION:

     Each non-employee Director or Alternate Director is paid an annual retainer fee of $7,500. Each non-employee Director or Alternate Director receives a fee of $650 for each Board of Directors meeting of Univest, Union, or Pennview which he attends. Only one fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors who are members of the Executive Committee or Loan Policy Committee of the Board of Directors receive a fee of $550 for each meeting attended. Non-employee Directors or Alternate Directors who attend other committees of the Board of Directors receive a fee ranging from $300 to $400 for each meeting attended.

RETIREMENT, SALARY CONTINUATION, AND DEFERRED SALARY SAVINGS PLANS:

     All officers and employees of the Corporation and its subsidiaries working 1,000 hours or more in a plan year will accrue a benefit in that year and will be included in a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The plan is compulsory and non-contributory. Although costs are not allocated on an individual basis, .1% of the total remuneration of all plan participants, calculated on an actuarial basis, was accrued during 1998. Benefits vest when an officer or employee completes five years of service. In addition, the Corporation maintains a non-qualified, unfunded plan, the
Supplemental Retirement Plan (the "Supplemental Retirement Plan"), which provides retirement benefits to eligible employees. The table set forth below illustrates the total combined estimated annual benefits payable under the Univest Retirement Plan and the Supplemental Retirement Plan to eligible salaried employees in hypothetical five (5) year average salary and years of service classification (assuming retirement as of January 1, 1999) are estimated as follows:

                                                              Years of Service
        Highest       -------------------------------------------------------------------------------------------------
      Consecutive        20            25             30             35            40             45            50
      5-Year Avg.     -------------------------------------------------------------------------------------------------
        Salary
       $150,000       $ 49,197      $ 53,996       $ 58,796       $ 63,595      $ 67,345       $ 71,095       $ 74,845
        200,000         66,697        73,371         80,046         86,720        91,720         96,720        101,720
        250,000         84,197        92,746        101,296        109,845       116,095        122,345        128,595
        300,000        101,697       112,121        122,546        132,970       140,470        147,970        155,470
        350,000        119,197       131,496        143,796        156,095       164,845        173,595        182,345

Assuming retirement as of Jan. 1, 1999

-Benefit limit under IRC section 415: not reflected

-Maximum recognizable compensation: not reflected

     The annual benefits are estimated on the basis of a straight life annuity notwithstanding the availability of joint and survivor annuitant and certain and continuous annuity options. Benefits are not subject to reduction for Social Security benefits. For purposes of the plan (assuming retirement at normal retirement date), Merrill S. Moyer, William S. Aichele, Norman L. Keller , Marvin A. Anders, and Wallace H. Bieler respectively, have thirty-six, forty-four, thirty, forty-seven, and forty-five years of service. Certain groups of officers and employees have other benefits for past service with now affiliated companies.

     A salary continuation plan is provided for the individuals named in the Summary Compensation Table and to certain other executive management of the Corporation. The plan was established to provide pre- and post-retirement death benefits. Additionally, retirement benefits are payable upon the death, disability, or retirement of the individual covered by the plan and are calculated as a percentage of base salary of the individual adjusted for the cost of living. The retirement benefits payable to the individual or the spouse of the individual are for a minimum of ten (10) years and are determined in amount as of the retirement date. The salary continuation plan is an unfunded promise to pay to the named individuals which is subject to the substantial risk of forfeiture, and the individual is not considered as vested pursuant to the plan.

     On an optional basis, all officers and employees who have attained the age of 21 and have completed 12 months of service may participate in a deferred salary savings plan. Participants may defer from 1% to 15% of their salary. The corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant's salary. All contributions are invested via a trust. The corporation's matching contributions, amounting to $262,893 are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant's retirement. The plan permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.

     Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and part-time employees averaging a certain number of hours and do not discriminate in favor of officers or directors of the Corporation or its subsidiaries.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Union and Pennview had transactions with directors/officers of UNIVEST or their associates, which comply with regulations of the Comptroller of the Currency and the Federal Reserve System, involving only normal risks which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features.

     During 1998, the Corporation and its subsidiaries paid $429,113 to H. Mininger & Son, Inc. for building expansion projects which were in the normal course of business on substantially the same terms as available from others. H. Ray Mininger, Alternate Director, is president of H. Mininger & Son, Inc.

INDEPENDENT PUBLIC ACCOUNTANTS

     Shareholders are asked to ratify the action of the Board of Directors in selecting Ernst & Young LLP as the independent certified public accountant for the year 1999.

     If the Shareholders do not ratify the selection of Ernst & Young LLP, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors.

     It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent certified public accountant at any time during the year if the Board determines that such a change would be in the best interests of the Corporation and its shareholders.

     A representative of Ernst & Young LLP is expected to be present at the shareholders' meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                           AMONG UNIVEST CORPORATION,
                  NASDAQ STOCKMARKET AND THE NASDAQ BANK INDEX


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                                                     Cumulative Total Return
                                        -------------------------------------------------
                                        12/93   12/94    12/95    12/96    12/97    12/98
UNIVEST CORPORATION                     100      112      129      161      279      314
NASDAQ STOCK MARKET (U.S.)              100       98      138      170      209      293
NASDAQ BANK                             100      100      148      196      328      325

*    $100 INVESTED ON DECEMBER 31, 1993, IN STOCK OR INDEX --
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING DECEMBER 31.

     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UNIVEST specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTORS' MEETINGS AND COMMITTEES

     UNIVEST's Board of Directors met twelve times during 1998. All members of Univest's Board serve as a nominating committee. It proposes names for nomination for election or re-election to the Board.

     The 1998 Audit Committee, consisting of Charles H. Hoeflich, Harold M. Mininger, William G. Morral, P. Gregory Shelly, and John U. Young, all outside directors of the Corporation, or its subsidiaries met four times during 1998 to recommend the selection of the independent certified public accountant, to discuss the scope of activities of the independent certified public accountant, and to review activities of the internal auditor.

SHAREHOLDER PROPOSALS

     Proposals by shareholders which are intended to be presented at the Corporation's 2000 Annual Meeting must be received by the Corporation no later than November 15, 1999, to be eligible for inclusion in the Proxy Statement and proxy relating to that meeting.

     According to bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation's notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 60 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS

     The Board of Directors and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

     SHAREHOLDERS ARE URGED TO SIGN THE ENCLOSED PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE. PROXIES WILL BE VOTED IN ACCORDANCE WITH SHAREHOLDERS' DIRECTIONS. THE PROXY DOES NOT AFFECT THE RIGHT TO VOTE IN PERSON AT THE MEETING AND MAY BE REVOKED PRIOR TO THE CALL FOR A VOTE.

                                              By Order of the Board of Directors

Souderton, Pennsylvania
                                                                MERRILL S. MOYER
March 5, 1999                                                           Chairman

                                                                NORMAN L. KELLER
                                                                       Secretary